UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 11, 2015, Robert Pittman, the Chairman and Chief Executive Officer of iHeartMedia, Inc. (the “Company”), and Richard Bressler, the Company’s President, Chief Operating Officer and Chief Financial Officer, each entered into a Rule 10b5-1 trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of acquiring shares of the Company’s Class A Common Stock (ticker: IHRT) in open market transactions or otherwise (each, a “10b5-1 Plan”). The 10b5-1 Plans have been approved by the Company in accordance with its insider trading policy and are intended to comply with Rule 10b5-1 under the Exchange Act, which permits persons to enter into a binding, pre-arranged plan to buy or sell Company stock at a time when such person is not in possession of material, nonpublic information about the Company. Each 10b5-1 Plan contemplates the purchase of shares of the Company’s Class A Common Stock in an aggregate total dollar amount not to exceed $250,000 per plan, and each is scheduled to terminate no later than December 1, 2015 or such earlier date all of the shares to be purchased under the plan have been purchased. The 10b5-1 Plans will become effective, and purchases under the 10b5-1 Plans may commence, on March 25, 2015. Once executed, transactions under the 10b5-1 Plans will be disclosed publicly by Mr. Pittman and Mr. Bressler through Form 4 filings with the Securities and Exchange Commission in accordance with the requirements of Section 16 of the Exchange Act. Mr. Pittman and Mr. Bressler have reserved the right to terminate their respective 10b5-1 Plans at any time, and the Company does not undertake to report any such termination or any other developments with respect to the 10b5-1 Plans, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: March 13, 2015	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary